As filed with the Securities and Exchange Commission on November 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2193603
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1850 Gateway Drive, Suite 175

San Mateo, CA 94404

(Address of principal executive offices) (Zip code)

Amended and Restated 2020 Equity Incentive Plan

(Full title of the plan)

Raffi Asadorian

Chief Financial Officer

AcelRx Pharmaceuticals, Inc.

1850 Gateway Drive, Suite 175

San Mateo, CA 94404

(650) 216-3500

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy to:

John T. McKenna

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 1,500,000 additional shares of the common stock of AcelRx Pharmaceuticals, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s Amended and Restated 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”). The contents of the Registrant’s registration statements on Form S-8 (SEC File Nos. 333-239213 and 333-258896) filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2020 and August 18, 2021, respectively, are incorporated by reference pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2020 Equity Incentive Plan, as applicable, as required by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

●

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 31, 2023; as amended by the Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the Commission on May 1, 2023;

●

The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the Commission on May 10, 2023, August 10, 2023, and November 14, 2023, respectively;

●

The Registrant’s Current Reports on Form 8-K filed with the Commission on March 16, 2023, March 30, 2023 (other than Item 2.02), April 7, 2023 (other than Item 7.01), April 28, 2023, June 15, 2023, July 21, 2023, August 1, 2023, September 22, 2023, October 5, 2023, October 10, 2023, and October 20, 2023; and

●

the description of our common stock in our registration statement on Form 8-A filed with the Commission on February 1, 2011, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 15, 2021, and any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-35068	3.1	2/18/2011
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-35068	3.1	6/25/2019
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-35068	3.1	10/25/2022
3.5	Amended and Restated Bylaws of the Registrant.	8-K	001-35068	3.1	8/12/2022
4.1	Reference is made to Exhibits 3.1 through 3.4.
4.2	Specimen Common Stock Certificate of the Registrant.	S-1/A	333-170594	4.2	1/31/2011
5.1	Opinion of Cooley LLP.
23.1	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.
99.1+	Amended and Restated 2020 Equity Incentive Plan.	8-K	001-35068	10.1	10/10/2023
107	Filing Fee Table

+          Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on November 22, 2023.

ACELRX PHARMACEUTICALS, INC.

By:	/s/ Vincent J. Angotti
Vincent J. Angotti
Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints VINCENT J. ANGOTTI and RAFFI ASADORIAN, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent J. Angotti	Chief Executive Officer and Director	November 22, 2023
Vincent J. Angotti	(Principal Executive Officer)

/s/ Raffi Asadorian	Chief Financial Officer	November 22, 2023
Raffi Asadorian	(Principal Financial and Accounting Officer)

/s/ Adrian Adams	Chairman	November 22, 2023
Adrian Adams

/s/ Richard Afable	Director	November 22, 2023
Richard Afable

/s/ Marina Bozilenko	Director	November 22, 2023
Marina Bozilenko

/s/ Jill Broadfoot	Director	November 22, 2023
Jill Broadfoot

/s/ Stephen J. Hoffman	Director	November 22, 2023
Stephen J. Hoffman

/s/ Pamela P. Palmer	Director	November 22, 2023
Pamela P. Palmer

/s/ Howard B. Rosen	Director	November 22, 2023
Howard B. Rosen

/s/ Mark Wan	Director	November 22, 2023
Mark Wan